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                            ARTICLES OF AMALGAMATION


Name of corporation is:

EAGLE EYE ENTERTAINMENT INC.

Address:

1220 Yonge Street, Suite 300
Toronto, Ontario  M5K1N2

Number of Directors:

Minimum 1 - Maximum 10

The Directors are:

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      Name                    Residence              Resident Canadian State
----------------------------------------------------------------------------
Ronald D. Andrew         37 St. Andrews Gardens                  Yes
                         Toronto, Ontario
                         M5A 2N4
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David Mirvish            266 King Street West                    Yes
                         Toronto, Ontario
                         M5V 1H9
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5.       (A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176(4) of the Business Corporations Act on the date set out below. (stop)


and are more particularly set out in these articles.

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Names of amalgamating corporations        Corporation Number     Date
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EAGLE EYE ENTERTAINMENT INC.              1180418                JUNE 30, 1998
1182992 ONTARIO LIMITED                   1182992                JUNE 30, 1998
1177322 ONTARIO INC.                      1177322                JUNE 30, 1998

6. Restrictions


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         None

7. The classes and any maximum number of shares that the corporation is authorized to issue:

an unlimited number of Class "A" Shares and 40 Class "B" Shares























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7. Rights, privileges, restrictions and conditions attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

A. The Class "A" shares, shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

         (1) The holders of the Class "A" shares shall be entitled to 1 vote per Class "A" share at all meetings of shareholders of the Corporation, other than meetings of holders of a class of shares other than the Class "A" shares.

         (2) The holders of the Class "A" shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the directors of the Corporation out of moneys of the Corporation properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare. The Class "A" shares need not participate equally as to dividends with any other class of shares in the capital of the Corporation and, for greater certainty, it is hereby declared that the directors may declare and pay dividends in any financial year or years on one or more classes of shares in the capital of the Corporation without declaring or paying any dividends on the Class "A" shares of the Corporation.

         (3) In the event of any distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs the holders of the Class "A" shares and the holders of the Class "B" shares shall be entitled to share all remaining property and assets share for share without preference or distinction.

B. The Class "B" shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

         (1) Subject to applicable law, the holders of the Class "B" shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any meeting, except that the holders of Class "B" shares shall be entitled to notice of any meeting of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation.



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         (2)      The holders of the Class "B" shares shall be entitled to
                  receive and the Corporation shall pay thereon, as and when declared by the directors of the Corporation out of moneys of the Corporation properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare. The Class "B" shares need not participate equally as to dividends with any other class of shares in the capital of the Corporation and, for greater certainty, it is hereby declared that the directors may declare and pay dividends in any financial year or years on one or more classes of shares in the capital of the Corporation without declaring or paying any dividends on the Class "B" shares of the Corporation.

         (3) In the event of any distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs the holders of the Class "B" shares and the holders of the Class "A" shares shall be entitled to share all remaining property and assets share for share without preference or distinction.



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9. The issue, transfer or ownership of shares:

The right to transfer shares of the Corporation is restricted in that no share shall be transferred except with the consent of the Board of Directors of the Corporation, to be expressed either by a resolution passed at a meeting of the Board of Directors or by an instrument or instruments in writing signed by a majority of the directors.

10. Other provisions:

         (a) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder,

         (b) any invitation to the public to subscribe for securities of the Corporation is prohibited.



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EAGLE EYE ENTERTAINMENT INC.



by /s/ Ronald D. Andrew
   ---------------------
       Ronald D. Andrew,
       President


1182992 ONTARIO LIMITED



by /s/ David Mirvish
   ---------------------
       David Mirvish,
       President



1177322 ONTARIO INC.



by /s/ Ronald D. Andrew
   ---------------------
       Ronald D. Andrew
       President




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